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                                                                 EXHIBIT 23.2





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Brightpoint, Inc.
Indianapolis, Indiana

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 15, 1994, except for the second paragraph of Note 3 as to which the date is August 31, 1995, relating to the financial statements and schedule of Brightpoint, Inc. for the year ended December 31, 1993, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                  BDO SEIDMAN, LLP


Chicago, Illinois
May 10, 1996